[LOGO]
                                    KELLWOOD


MEDIA CONTACT:                            FINANCIAL CONTACT:
Donna Weaver, VP Corp.                    Roger D. Joseph, VP Treasurer
Comm.,212.329.8072, or                    & IR, 314.576.3437, or
donna.weaver@kellwood.com.                roger_joseph@kellwood.com.
                                          W. Lee Capps III,
                                          Chief Operating
                                          Officer & CFO,
                                          314.576.3486, or
                                          wlc@kellwood.com.




         KELLWOOD REPORTS FOURTH QUARTER RESULTS AND FISCAL YEAR RESULTS
                FOURTH QUARTER EARNINGS EXCEED PREVIOUS GUIDANCE
               RESTRUCTURING SUBSTANTIALLY COMPLETED BELOW BUDGET
              REITERATES FIRST QUARTER AND FISCAL 2006 EXPECTATIONS


ST. LOUIS, MO., March 9, 2006 - Kellwood Company [NYSE:KWD] today reported results for the fourth quarter and fiscal year ended January 28, 2006, according to Robert C. Skinner, Jr., chairman, president and chief executive officer.

FOURTH QUARTER
Net sales for the fourth quarter totaled $473.4 million, as compared to $495.5 million last year. Net earnings for the fourth quarter were $12.5 million, or $0.49 per diluted share, versus $7.1 million, or $0.25 per diluted share, last year. Included in net earnings for the current quarter were the net reversals of previously accrued restructuring and related non-recurring costs of $6.6 million, or $0.26 per share associated with the Company's earlier announced strategic initiatives that focus on increasing its penetration of consumer lifestyle brands while reducing exposure to smaller volume brands and certain private label businesses.

For the fourth quarter, on an ongoing basis (continuing operations excluding the restructuring and related non-recurring charges/credits), net sales were $473.4 as compared to $495.5 million last year. Net earnings were $7.4 million, or $0.29 per diluted share, compared to $3.9 million, or $0.14 per share last year, exceeding previous guidance of $5.9 million, or $0.23 per share.

Mr. Skinner stated, "Our fourth quarter results were ahead of our expectations and demonstrate meaningful progress toward meeting our restructuring, brand refocusing and balance sheet initiatives. During the quarter, we substantially completed our restructuring program. The total cost of the program will be below budget by approximately $70 million before tax, and $45 million after tax. We also continued to execute our turnaround strategies that focus on improving the performance of our lifestyle brands by upgrading our talent base and enhancing our business processes. Additionally, we redeployed infrastructure savings toward more effective marketing efforts to heighten awareness of our brands, reduce time to market, and intensify consumer research to help insure that our product offerings are consistent with the desires of our core consumers."

By segment, on a continuing and ongoing basis for the fourth quarter, sales were down 6 percent in women's sportswear to $277.2 million versus $296.4 million last year, and down 6 percent in men's sportswear sales to $118.4 million versus $125.3 million last year. These decreases were partially offset by a 5 percent increase in other soft goods sales to $77.8 million versus $73.8 million last year.


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                                    KELLWOOD



FISCAL YEAR 2005
Sales for fiscal 2005 declined 6 percent to $2.062 billion as compared to $2.200 in fiscal 2004. The net loss for the year was $(38.4) million, or $(1.42) per diluted share, compared to net earnings of $66.3 million, or $2.37 per diluted share in fiscal 2004. Included in the net loss for fiscal 2005 were restructuring and impairment charges of $(86.0) million, or $(3.17) per share. Partially offsetting these charges was a one-time tax benefit for the repatriation of foreign earnings of $13.0 million, or $0.48 per share.

For fiscal 2005, on an ongoing basis (continuing operations excluding the impairment, restructuring and related non-recurring charges and the repatriation tax benefit), net sales were $2.065 billion compared to $2.200 billion last year. Net earnings were $45.6 million, or $1.68 per diluted share, as compared to $64.4 million, or $2.30 per diluted share in fiscal 2004.

By segment, on a continuing and ongoing basis for the year sales were down 10 percent in women's sportswear to $1.24 billion versus $1.39 billion last year, and down 1 percent in men's sportswear to $498.1 million versus $505.3 million last year. These decreases were partially offset by a 5 percent increase in other soft goods sales to $319.4 million versus $305.2 last year.

"Several of our operating divisions performed very well this year, including American Recreation Products, Gerber Childrenswear, Briggs women's sportswear, Smart Shirts, New Campaign small leather goods, and Kellwood Western Region which manages Kellwood's junior sportswear brands, and designs and sources private label women's sportswear." Mr. Skinner continued. "While recognizing that we are in the early stages of our turnaround, we remain confident that as we move through fiscal 2006, our current strategies, under new brand leadership with enhanced business processes will produce improved results for Kellwood in the second half of the year."

BALANCE SHEET
Kellwood ended the quarter with considerable liquidity and a strong financial position. At January 28, 2006, cash and cash equivalents increased by $172 million to $433 million. Inventory totaled $206 million, or 50 days supply, a reduction of $64 million from $270 million, or 54 days supply at fiscal year end 2004. Total debt increased $38 million to $508 million versus $470 million last year due to borrowings by our Asian operations.

STOCK REPURCHASE PROGRAM
During fiscal 2005, the Company repurchased 2.2 million shares under its stock repurchase program at an average price of $24.99 per share completing approximately 80 percent of the Board approved program. There remains the lessor of $19.5 million, or 565,000 shares, available for repurchase under the original $75 million stock repurchase authorization.

GUIDANCE
For the fiscal 2006 year, the Company continues to expect sales to be in the range of $2.0 billion. This compares to actual sales from ongoing operations of $2.065 billion in fiscal 2005.

On an ongoing basis, net earnings for fiscal 2006 year continue to be estimated to be in the range of $44 million to $45 million, essentially flat with fiscal 2005 net earnings from ongoing operations. Also on an ongoing basis, fiscal 2006 diluted earnings per share continue to be estimated at approximately $1.70 per diluted share, which compares to actual diluted earnings per share from ongoing operations of $1.68 in fiscal 2005. The Company's fiscal 2006 forecast includes $4.3 million before tax, $2.8 million after tax, or $0.11 per diluted share of stock options expense related to the adoption of FAS 123R "Share-Based Payment," a new accounting pronouncement requiring the expensing of stock-based compensation.

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                                    KELLWOOD



For the first quarter of fiscal 2006, the Company continues to estimate net sales of $480 million, as compared to actual sales from ongoing operations of $554 million in the first quarter last year. Net earnings from ongoing operations in the first quarter of fiscal 2006 continue to be estimated at approximately $4.0 million, or $0.15 per diluted share, inclusive of $1.8 million before tax, $1.2 million after tax, or $0.05 per diluted share of stock option expense. This compares to net earnings from ongoing operations of $15.1 million, or $0.54 per share, in the first quarter of fiscal 2005.

Restructuring and other related non-recurring charges are currently projected to be $10.0 million, or $0.38 per diluted share, for the full year 2006 and $5.0 million, or $0.19 per diluted share, for the first quarter.

USE OF NON-GAAP FINANCIAL MEASURES

The Company has provided non-GAAP adjusted earnings and earnings per share information for its fourth quarter and full year fiscal 2005 results and its first quarter and full year 2006 guidance in this release, in addition to providing financial results in accordance with GAAP. This non-GAAP financial information is provided to enhance the user's overall understanding of the Company's current financial performance. Specifically, the Company believes the non-GAAP adjusted results provide useful information to both management and investors by excluding items that the Company believes are not indicative of the Company's core operating results. The non-GAAP financial information should be considered in addition to, not as a substitute for or as being superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP.

The following tables summarize net sales, net earnings and earnings per share from Kellwood's ongoing operations, the non-recurring charges and repatriation tax benefit included in continuing operations. There is no repatriation tax benefit in 2006.




FOURTH QUARTER
SUMMARY OF RESULTS FOR FY2005 ACTUAL
------------------------------------


                                                            FY2005 ACTUAL
                             ---------------------------------------------------------------------------
                                ONGOING                                     DISCONTINUED
                              OPERATIONS   REPATRIATION     RESTRUCTURING    OPERATIONS         TOTAL
                              ----------   ------------     -------------    ----------         -----

Net Sales                    $    473,440  $            -  $             -  $            -  $    473,440

Net Earnings (Loss) from
   Continuing Operations     $      7,393  $            -  $        (2,146) $            -  $      5,247
Net Earnings (Loss) from
   Discontinued Operations              -               -            8,725          (1,459)        7,266
                             ------------  --------------  ---------------  --------------  ------------

Net Earnings (Loss)          $      7,393  $            -  $         6,579  $       (1,459) $     12,513
                             ============  ==============  ===============  ==============  ============

Diluted EPS:
   Continuing Operations     $      0.29   $            -  $        (0.08)  $            -  $      0.20
   Discontinued Operations              -               -            0.34           (0.06)         0.29
                             ------------  --------------  ---------------  --------------  ------------

   Net Earnings (Loss)       $      0.29   $            -  $         0.26   $       (0.06)  $      0.49
                             ============  ==============  ===============  ==============  ============





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                                    KELLWOOD



FISCAL YEAR 2005
SUMMARY OF RESULTS FOR FY2005 ACTUAL
------------------------------------


                                                            FY2005 ACTUAL
                              --------------------------------------------------------------------------
                                ONGOING                                     DISCONTINUED
                              OPERATIONS   REPATRIATION     RESTRUCTURING    OPERATIONS         TOTAL
                              ----------   ------------     -------------    ----------         -----

Net Sales                    $  2,064,594  $            -  $        (2,450) $            -  $  2,062,144

Net Earnings (Loss) from
   Continuing Operations     $     45,611  $       13,000  $       (35,508) $            -  $     23,103
Net Earnings (Loss) from
   Discontinued Operations              -               -          (50,508)        (11,008)      (61,516)
                             ------------  --------------  ---------------  --------------  ------------
Net Earnings (Loss)          $     45,611  $       13,000  $       (86,016) $      (11,008) $    (38,413)
                             ============  ==============  ===============  ==============  ============

Diluted EPS:
   Continuing Operations     $      1.68   $        0.48   $        (1.31)  $            -  $      0.85
   Discontinued Operations              -               -           (1.86)          (0.41)        (2.27)
                             ------------  --------------  ---------------  --------------  ------------

   Net Earnings (Loss)       $      1.68   $        0.48   $        (3.17)  $       (0.41)  $     (1.42)
                             ===========   =============   ==============   =============   ===========



FIRST QUARTER
CURRENT GUIDANCE FOR FY2006
---------------------------

                                               CURRENT GUIDANCE
                               -------------------------------------------------
                                   ONGOING                         CONTINUING
                                 OPERATIONS      RESTRUCTURING     OPERATIONS
                                 ----------      -------------     ----------

Net Sales                      $       480,000  $             -  $      480,000

Net Earnings                   $         4,000  $        (5,000) $       (1,000)
                               ===============  ===============  ==============
Diluted EPS                    $         0.15   $         (0.19) $       (0.04)
                               ===============  ===============  ==============


FISCAL YEAR 2006
CURRENT GUIDANCE FOR FY2006
---------------------------

                                               CURRENT GUIDANCE
                               -------------------------------------------------
                                   ONGOING                         CONTINUING
                                 OPERATIONS      RESTRUCTURING     OPERATIONS
                                 ----------      -------------     ----------

Net Sales                      $     2,000,000  $             -  $     2,000,000

Net Earnings                   $        44,000  $       (10,000) $        34,000
                               ===============  ===============  ==============
Diluted EPS                    $         1.70   $         (0.38) $         1.32
                               ===============  ===============  ==============

CONFERENCE CALL INFORMATION
The Company will conduct a conference call, tomorrow, Friday, March 10, 2005 at 9:00 a.m. CT. If you wish to participate you may do so by dialing 800-819-9193. This call will be webcast to the general public and can be accessed via Kellwood's website at www.Kellwood.com.
                      ----------------

Kellwood (NYSE:KWD) is a marketer of apparel and consumer soft goods with sales in excess of $2 billion. Kellwood specializes in branded as well as private label products, and markets to all channels of distribution with product specific to a particular channel. For more information, visit www.Kellwood.com.
                                                              ----------------



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                                    KELLWOOD


Statements in this press release that are not strictly historical are "forward-looking" statements within the meaning of the safe harbor provisions of the federal securities laws. Actual results may differ materially due to risks and uncertainties that are described in the Company's Form 10-K and other filings with the SEC.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The words "believe", "expect", "will", "estimate", "project", "forecast", "planned", "should", "anticipate" and similar expressions may identify forward-looking statements. These forward-looking statements represent the Company's expectations concerning future events, are based on various assumptions and are subject to a number of risks and uncertainties. These risks include, without limitation: changes in the retail environment; an economic downturn in the retail market, including deflationary pressures; economic uncertainty due to the implementation of safeguards (quotas) on Chinese imports; a decline in the demand for the Company's products; the lack of customer acceptance of the Company's new designs and/or product lines; the increasingly competitive and consolidating retail environment; financial or operational difficulties of customers or suppliers; disruptions to transportation systems used by the Company or its suppliers; continued satisfactory relationships with licensees and licensors of trademarks and brands; ability to generate sufficient sales and profitability related to licenses containing minimum royalty payments; the ability to successfully complete the restructuring plan; the economic impact of uncontrollable factors, such as terrorism and war; the effect of economic conditions and trade, legal social and economic risks (such as import, licensing and trade restrictions); stable governments and business conditions in the countries where the Company's products are manufactured; the impact of acquisition activity and the ability to effectively integrate acquired operations; and changes in the Company's strategies and expectations. These risks are more fully described in the Company's periodic filings with the SEC. Actual results could differ materially from those expressed or implied in forward-looking statements. The Company disclaims any obligation to publicly update or revise any of its forward-looking statements.
























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                                    KELLWOOD



KELLWOOD COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF EARNINGS
(Amounts in thousands, except per share data)


                                                         Three Months Ended                   Twelve Months Ended
                                                         ------------------                   -------------------
                                                     1/28/2006         1/29/2005          1/28/2006         1/29/2005
                                                     ---------         ---------          ---------         ---------

Net sales by segment:
    Women's Sportswear                            $       277,237   $       296,373    $    1,244,712    $     1,389,464
    Men's Sportswear                                      118,432           125,304           498,061           505,318
    Other Soft Goods                                       77,771            73,834           319,371            305,194
                                                  ---------------   ---------------    --------------    ---------------

    Total net sales                                       473,440           495,511         2,062,144          2,199,976

Costs and expenses:
    Cost of products sold                                 380,993           393,735         1,637,433          1,720,810
    Selling, general and
       administrative expenses                             74,927            86,804           333,082            346,410
    Amortization of intangible assets                       2,543             2,961            10,685             11,804
    Impairment, restructuring and
       related non-recurring charges                        2,373                 -            42,341                  -
    Interest expense, net                                   4,864             6,388            23,240             25,860
    Other (income) and expense, net                          (429)             (255)           (1,346)            (2,126)
                                                  ---------------   ---------------    --------------    ---------------

Earnings before income taxes                                8,169             5,878            16,709             97,218

Income taxes                                                2,922             1,985            (6,394)            32,831
                                                  ---------------   ---------------    --------------    ---------------

Net earnings from
    continuing operations                                   5,247             3,893            23,103             64,387

Net earnings (loss) from
    discontinued operations                                 7,266             3,167           (61,516)             1,949
                                                  ---------------   ---------------    --------------    ---------------
Net earnings (loss)                               $        12,513   $         7,060    $      (38,413)   $        66,336
                                                  ===============   ===============    ==============    ==============

Weighted average shares outstanding:

    Basic                                                  25,648            27,679            26,986             27,504
                                                  ===============   ===============    ==============    ==============

    Diluted                                                25,702            28,045            27,094             28,039
                                                  ===============   ===============    ==============    ==============

Earnings (loss) per share:
    Basic:
       Continuing operations                      $          0.20   $          0.14    $         0.86    $         2.34
       Discontinued operations                               0.29              0.11             (2.28)             0.07
                                                  ---------------   ---------------    --------------    ---------------
       Net earnings (loss)                        $          0.49   $         0.26     $        (1.42)   $         2.41
                                                  ===============   ===============    ==============    ==============

    Diluted:
       Continuing operations                      $          0.20   $          0.14    $         0.85    $         2.30
       Discontinued operations                               0.29              0.11             (2.27)             0.07
                                                  ---------------   ---------------    --------------    ---------------
       Net earnings (loss)                        $          0.49   $          0.25    $        (1.42)   $         2.37
                                                  ===============   ===============    ==============    ==============


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                                    KELLWOOD



KELLWOOD COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
(Amounts in thousands)


                                                                           As of
                                                               -----------------------------
                                                               1/28/2006           1/29/2005
                                                               ---------           ---------
ASSETS
------
Current assets:
    Cash and cash equivalents                              $        432,825     $       261,009
    Receivables, net                                                294,044             310,661
    Inventories                                                     206,403             269,858
    Current deferred taxes and prepaid expenses                      46,357              49,383
    Current assets of discontinued operations                        62,675             139,003
                                                           ----------------     ---------------

       Total current assets                                       1,042,304           1,029,914

Property, plant and equipment, net                                   79,737              89,600
Intangible assets, net                                              160,027             181,597
Goodwill                                                            203,831             214,747
Other assets                                                         26,858              36,351
Long-term assets of discontinued operations                             889              27,683
                                                           ----------------     ---------------
Total assets                                               $      1,513,646     $     1,579,892
                                                           ================     ===============

LIABILITIES AND SHAREOWNERS' EQUITY
-----------------------------------
Current liabilities:
    Current portion of long-term debt                      $         13,571     $           149
    Accounts payable                                                170,914             158,941
    Accrued salaries and employee benefits                           40,554              41,175
    Other accrued expenses                                           97,139              77,038
    Current liabilities of discontinued operations                   30,888              31,702
                                                           ----------------     ---------------
       Total current liabilities                                    353,066             309,005

Long-term debt                                                      494,806             469,657
Deferred income taxes and other                                      56,407              87,706
Shareowners' equity                                                 609,367             713,524
                                                           ----------------     ---------------
Total liabilities & shareowners' equity                    $      1,513,646     $     1,579,892
                                                           ================     ===============



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                                    KELLWOOD


KELLWOOD COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Amounts in thousands)


                                                                            Twelve Months Ended
                                                                        ----------------------------
                                                                        1/28/2006          1/29/2005
                                                                        ---------          ---------

OPERATING ACTIVITIES
--------------------
Net (loss) earnings                                                  $      (38,413)    $        66,336

Add/(deduct) items not affecting operating cash flows:
    Depreciation and amortization                                            39,869              41,841
    Deferred income taxes and other                                         (25,727)              4,564
    Inventory/accounts receivable valuation adjustments and
       impairment, restructuring and related
       non-recurring charges
       - Pre-tax amount                                                     122,314                   -
       - Tax effect                                                         (36,297)                  -

Changes in working capital components:
    Receivables, net                                                         55,905             (57,621)
    Inventories                                                             100,647             (15,244)
    Current deferred taxes and prepaid expenses                              (2,987)             11,371
    Accounts payable and accrued expenses                                    14,817               9,937
                                                                     --------------     ---------------
Net cash provided by operating activities                                   230,128              61,184
                                                                     --------------     ---------------

INVESTING ACTIVITIES
    Additions to property, plant and equipment                              (19,582)            (27,436)
    Acquisitions, net of cash acquired                                      (12,178)           (144,722)
    Receipts for subordinated note receivable                                 2,750               2,063
    Dispositions of fixed assets                                                782                 436
                                                                     --------------     ---------------
Net cash (used in) investing activities                                     (28,228)           (169,659)
                                                                     --------------     ---------------

FINANCING ACTIVITIES
    Borrowings of long-term debt, net of financing costs                     38,565             195,343
    Repayments of long-term debt                                                  -              (4,448)
    Dividends paid                                                          (17,361)            (17,584)
    Stock purchases under Stock Repurchase Program                          (55,430)                  -
    Stock transactions under incentive plans                                  4,142              17,495
                                                                     --------------     ---------------
Net cash (used in) provided by financing activities                         (30,084)            190,806
                                                                     --------------     ---------------

Net change in cash and cash equivalents                                     171,816              82,331
Cash and cash equivalents, beginning of year                                261,009             178,678
                                                                     --------------     ---------------

Cash and cash equivalents, end of year                               $      432,825     $       261,009
                                                                     ==============     ===============

Supplemental cash flow Information:
    Interest paid                                                    $       30,957     $        27,659
                                                                     ==============     ===============
    Income taxes (refunded) paid, net                                $      (16,399)    $          (628)
                                                                     ==============     ===============


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